Exhibit 99.1

Invesco Mortgage Capital Inc. Announces Quarterly Common Dividend and Provides Update on Estimated Results of Operations, Portfolio, Liquidity and Book Value

Investor Relations Contact: Matt Seitz, 404-439-3323

Atlanta - March 27, 2023 -- Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) today announced that its Board of Directors declared a cash dividend of $0.40 per share of common stock for the first quarter of 2023. The dividend will be paid on April 27, 2023 to stockholders of record on April 10, 2023, with an ex-dividend date of April 6, 2023.

“Our investment portfolio continues to generate strong earnings available for distribution despite the sharp increase in short-term interest rates given a high percentage of our funding is hedged with a relatively low-cost legacy swap portfolio. We reduced our common stock dividend to retain capital and enhance book value by continuing to invest in agency residential mortgage-backed securities (“Agency RMBS”) at historically attractive valuations. We believe this represents a compelling environment for longer-term investors. The dividend reduction allows us to pay a competitive dividend consistent with Agency RMBS market levered returns and helps increase the ratio of our common stock to total stockholders’ equity,” said John Anzalone, Chief Executive Officer.

Given recent market volatility, the Company has elected to provide the following preliminary financial information. The below estimates are subject to change.

Estimated Results of Operations for the Two Months Ended February 28, 2023

For the two months ended February 28, 2023, the Company recorded estimated net income per share attributable to common stockholders in the range of $0.99 to $1.01 and estimated earnings available for distribution per common share, a non-U.S. generally accepted accounting principles (“non-GAAP”) financial measure, in the range of $0.99 to $1.01. The table below provides a reconciliation of estimated net income per share attributable to common stockholders, the most directly comparable U.S. GAAP measure, to estimated earnings available for distribution per common share.

Two Months Ended
February 28, 2023
Estimated net income per share attributable to common stockholders (Basic)(1)	$0.99 to $1.01
Estimated Non-GAAP earnings available for distribution adjustments:
Loss on investments, net	$0.48
Realized and unrealized gain on derivative instruments, net	$(0.40)
Amortization of net deferred gain on de-designated interest rate swaps	$(0.08)
Estimated earnings available for distribution per common share(1)	$0.99 to $1.01
(1)Estimated net income per share attributable to common stockholders (basic) and estimated earnings available for distribution per common share for the two months ended February 28, 2023 have been reduced by $0.10 per common share to account for cumulative quarterly dividends declared on the Company’s Series B and Series C Preferred Stock.

Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding. A description of earnings available for distribution, including the reasons management uses this measure, is provided below under “Non-GAAP Financial Measures”.

Portfolio and Liquidity Update as of March 17, 2023

•Total investment portfolio of $5.5 billion, including $5.3 billion of Agency RMBS
•Unrestricted cash and unencumbered investments totaling approximately $454 million
•90% of $4.9 billion repurchase agreement borrowings hedged with a net $4.4 billion notional of pay fixed/receive floating interest rate swaps
•Debt-to-equity ratio estimated to be 5.9x
•Economic debt-to-equity ratio(1) estimated to be 5.9x
•No direct counterparty exposure to Credit Suisse

(1)Economic debt-to-equity ratio is a non-GAAP financial measure calculated as debt-to-equity ratio adjusted to include the implied cost basis of to-be-announced securities forward contracts of $0.4 million as of March 17, 2023.

Book Value as of March 17, 2023

•Estimated book value per common share(1) of $11.96 to $12.44 as of March 17, 2023

(1)Estimated book value per common share excludes a pro rata portion of the first quarter $0.40 per common share dividend and is calculated as (i) total equity less the liquidation preference of outstanding Series B Preferred Stock ($113.4 million) and Series C Preferred Stock ($195.4 million), divided by (ii) total shares of common stock outstanding of 41.6 million as of March 17, 2023.

The preliminary financial information set forth above reflects the Company's estimates with respect to such information, based on information currently available to management, and may vary from the Company's actual financial results as of and for the periods noted above. Further, these estimates are not a comprehensive statement or estimate of the Company's financial results or financial condition. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP, and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, a reader should not place undue reliance on these estimates.

These estimates, which are the responsibility of the Company's management, were prepared by the Company's management and are based upon a number of assumptions. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. These estimates are inherently uncertain and the Company undertakes no obligation to update this information. The preliminary financial data included in this press release has been prepared by, and is the responsibility of, the Company's management. PricewaterhouseCoopers LLP ("PwC") has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

Non-GAAP Financial Measures
Earnings Available for Distribution

The Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income.

Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include statements and information that constitute "forward-looking statements" within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include those related to our intention and ability to pay dividends, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.